Exhibit (a)(2)

Amplify ETF Trust
(a Massachusetts Business Trust)

Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest

(Effective as of May 14, 2024)

Whereas, the initial Trustee of the Trust, acting pursuant to Section 4.9 of the Amended and Restated Declaration of Trust, dated November 5, 2015 (the “Declaration”), designated the Shares of the Trust into two series of shares of beneficial interests in the Trust (each, a “Series”) as of that same date as set forth on Schedule A to the Declaration, named YieldShares Equity Income Strategy ETF and Amplify Online Retail ETF;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 22, 2016, designated three additional Series to be named Amplify Dow Theory Forecasts Buy List ETF, YieldShares Prime 5 Dividend ETF, and YieldShares CWP Dividend & Option Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous consent of the Trustees of the Trust on September 2, 2016, changed the name of the Series previously designated YieldShares Prime 5 Dividend ETF to Amplify YieldShares Prime 5 Dividend ETF and the Series previously designated YieldShares CWP Dividend & Option Income ETF to Amplify YieldShares CWP Dividend & Option Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 14, 2017, designated one additional Series to be named Amplify YieldShares Oil Hedged MLP Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous consent of the Trustees of the Trust on June 20, 2017, changed the name of the Series previously designated Amplify YieldShares Prime 5 Dividend ETF to Amplify YieldShares Senior Loan and Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 12, 2017, designated two additional Series to be named Amplify YieldShares High Yield ETF and Amplify Blockchain Leaders ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous written consent of the Trustees of the Trust, on January 12, 2018, changed the name of the Series previously designated Amplify Blockchain Leaders ETF to Amplify Transformational Data Sharing ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on March 13, 2018, terminated Amplify YieldShares Oil Hedged MLP Income ETF and Amplify YieldShares High Yield ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 13, 2018, designated two additional Series to be named Amplify EASI Tactical Growth ETF and Amplify Advanced Battery Metals and Materials ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of a least a majority of the Trustees of the Trust on September 18, 2018, terminated Amplify YieldShares Senior Loan and Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to the remove of the Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 18, 2018, designated three additional Series to be named Amplify CrowdBureau Peer-to-Peer Lending & Crowdfunding ETF, Amplify International Online Retail ETF and Amplify Seymour Growth Opportunities ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on October 4, 2018, designated one additional Series to be named Amplify BlackSwan Growth & Treasury Core ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 11, 2018, designated one additional Series to be named Amplify YieldShares High Income ETF, subsequently renamed Amplify High Income ETF by the Officers of the Trust, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on March 12, 2019, changed the name of the Series previously designated Amplify Seymour Growth Opportunities ETF to Amplify Seymour Alternative Plant Economy ETF and the name of the Series previously designated Amplify YieldShares CWP Dividend & Option Income ETF to Amplify CWP Dividend & Option Income ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous written consent on July 2, 2019, changed the name of the Series previously designated Amplify Seymour Alternative Plant Economy ETF to Amplify Seymour Cannabis ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial interest in order to incorporate the name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on August 6, 2020, changed the name of the Series previously designated Amplify Advanced Battery Metals and Materials ETF to Amplify Lithum & Battery Technology ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial interest in order to incorporate the name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 15, 2020, designated one additional Series to be named Amplify Pure Junior Gold Miners ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 15, 2020, changed the name of the Series previously designated Amplify CrowdBureau® Peer-to-Peer Lending & Crowdfunding ETF to Amplify CrowdBureau® Online Lending and Digital Banking ETF and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial interest in order to incorporate the name changes;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 8, 2020, designated one additional Series to be named Amplify International BlackSwan Core ETF, and pursuant to Section 4.9 of the Declaration, the Trustees, by unanimous consent of the Trustees of the Trust on December 15, 2020, changed the name of the Series to Amplify BlackSwan ISWN ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the name change;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 8, 2021, designated one additional Series to be named Amplify Cleaner Living ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 8, 2021, designated one additional Series to be named Amplify Thematic All-Stars ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 8, 2021, designated one additional Series to be named Amplify Digital & Online Trading ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 14, 2021, designated one additional Series to be named Amplify BlackSwan Tech & Treasury ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 2, 2021, designated one additional Series to be named Amplify Inflation Fighter ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series;

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on December 2, 2021, designated one additional Series to be named Amplify Volatility Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 7, 2022, designated one additional Series to be named Amplify International Enhanced Dividend Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 7, 2022, designated one additional Series to be named Amplify Natural Resources Dividend Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 13, 2023, designated one additional Series to be named Amplify Cash Flow Dividend Leaders ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 13, 2023, designated one additional Series to be named Amplify Cash Flow High Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on June 16, 2023, designated twelve additional Series to be named as follows, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series:

Amplify Cybersecurity ETF

Amplify Mobile Payments ETF

Amplify Junior Silver Miners ETF

Amplify Alternative Harvest ETF

Amplify U.S. Alternative Harvest ETF

Amplify Video Game Tech ETF

Amplify BlueStar Israel Technology ETF

Amplify Treatments, Testing & Advancements ETF

Amplify Global Cloud Technology ETF

Amplify AI Powered Equity ETF

Amplify Etho Climate Leadership U.S. ETF

Amplify Travel Tech ETF

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on September 12, 2023, designated one additional Series to be named Amplify Samsung SOFR ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on May 14, 2024, designated one additional Series to be named Amplify Weight Loss Drug & Treatment ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Whereas, pursuant to Section 4.9 of the Declaration, the Trustees, by vote of at least a majority of the Trustees of the Trust on May 14, 2024, designated one additional Series to be named Amplify CWP Growth & Income ETF, and authorized the amendment and restatement of the Establishment and Designation of Series of Shares of Beneficial Interest in order to incorporate the new Series.

Now Therefore, the Establishment and Designation of Series of Shares of Beneficial Interest is amended and restated in its entirety as follows:

The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

1.	YieldShares Equity Income Strategy ETF

2.	Amplify Online Retail ETF

3.	Amplify Dow Theory Forecasts Buy List ETF

4.	Amplify CWP Dividend & Option Income ETF

5.	Amplify Transformational Data Sharing ETF

6.	Amplify EASI Tactical Growth ETF

7.	Amplify Lithium & Battery Technology ETF

8.	Amplify CrowdBureau® Online Lending and Digital Banking ETF

9.	Amplify International Online Retail ETF

10.	Amplify BlackSwan Growth & Treasury Core ETF

11.	Amplify Seymour Cannabis ETF

12.	Amplify High Income ETF

13.	Amplify Pure Junior Gold Miners ETF

14.	Amplify BlackSwan ISWN ETF

15.	Amplify Cleaner Living ETF

16.	Amplify Thematic All-Stars ETF

17.	Amplify Digital & Online Trading ETF

18.	Amplify BlackSwan Tech & Treasury ETF

19.	Amplify Inflation Fighter ETF

20.	Amplify Volatility Income ETF

21.	Amplify International Enhanced Dividend Income ETF

22.	Amplify Natural Resources Dividend Income ETF

23.	Amplify Cash Flow Dividend Leaders ETF

24.	Amplify Cash Flow High Income ETF

25.	Amplify Cybersecurity ETF

26.	Amplify Mobile Payments ETF

27.	Amplify Junior Silver Miners ETF

28.	Amplify Alternative Harvest ETF

29.	Amplify U.S. Alternative Harvest ETF

30.	Amplify Video Game Tech ETF

31.	Amplify BlueStar Israel Technology ETF

32.	Amplify Treatments, Testing & Advancements ETF

33.	Amplify Global Cloud Technology ETF

34.	Amplify AI Powered Equity ETF

35.	Amplify Etho Climate Leadership U.S. ETF

36.	Amplify Travel Tech ETF

37.	Amplify Samsung SOFR ETF

38.	Amplify Weight Loss Drug & Treatment ETF

39.	Amplify CWP Growth & Income ETF

1.     Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2.     The number of authorized Shares of each Series is unlimited.

3.     Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust’s then currently effective registration statement under the Securities Act of 1933, as amended, to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time (“Prospectus”). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4.     With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5.     The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6.     The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7.     Capitalized terms not defined herein have the meanings given to such terms in the Declaration.

In Witness Whereof, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 14th day of May, 2024.

Amplify ETF Trust

s/ David Wilding
David Wilding, Secretary